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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT: APRIL 9, 2003



                    HERITAGE PROPERTY INVESTMENT TRUST, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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

                 MARYLAND                                   ______                              04-3474810
     (STATE OR OTHER JURISDICTION OF                 (COMMISSION FILE NO.)           (IRS EMPLOYER IDENTIFICATION NO.)
              INCORPORATION)                               001-31297

           535 BOYLSTON STREET                                                                     02116
          BOSTON, MASSACHUSETTS                                                                 (ZIP CODE)
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                                        (617) 247-2200
                                                (REGISTRANT'S TELEPHONE NUMBER,
                                                     INCLUDING AREA CODE)
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Item 5.  OTHER EVENTS

     On April 9, 2003, Heritage Property Investment Trust, Inc. (the "Company") issued a press release commenting on certain recent developments concerning the bankruptcy of Fleming Companies, Inc. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(c)      Exhibits


99.1     Heritage Property Investment Trust, Inc. press release dated April 9,
         2003.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        HERITAGE PROPERTY INVESTMENT TRUST, INC.


                                        /s/ David G. Gaw
                                        ______________________________________
                                        David G. Gaw
                                        Senior Vice President, Chief Financial
                                        Officer and Treasurer

Dated:  April 9, 2003



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                                                                   EXHIBIT 99.1

FOR MORE INFORMATION CONTACT:
AT THE COMPANY                      FRB/WEBER SHADWICK
--------------                      ------------------
Cayce Montero                       Claire Koeneman         Joe Calabrese
Director, Corporate Development     (Analyst Info)          (General Info)
(617) 247-2200                      (312) 640-6745          (212) 445-8434

FOR IMMEDIATE RELEASE

          HERITAGE PROPERTY INVESTMENT TRUST, INC. COMMENTS ON RECENT
            DEVELOPMENTS CONCERNING BANKRUPTCY OF FLEMING COMPANIES

Boston, MA. April 9, 2003 Heritage Property Investment Trust, Inc. (NYSE:HTG) ("Heritage" or the "Company") today commented on recent developments concerning the Chapter 11 bankruptcy filing of Fleming Companies. On April 1, 2003, Fleming filed for Chapter 11 bankruptcy protection.

On April 3, 2003, Fleming filed a motion to reject certain unexpired leases, including three of Heritage's leases. The three store locations represented by these leases are not physically occupied and represented approximately $1.2 million in annualized base rent, or 0.6 percent of our annualized base rent as of December 31, 2002. A hearing with respect to Fleming's motion will be held on April 21, 2003. Heritage leases space to Fleming-owned supermarkets in 10 other Heritage shopping centers, all of which are physically occupied and accounted for approximately 1.6 percent of Heritage's annualized base rent as of December 31, 2002. The total square footage of these 10 grocery stores is approximately
0.5 million square feet.

On April 8, 2003, Heritage filed with the Bankruptcy Court for an order allowing and directing immediate payment of rent owed by Fleming to Heritage for April 2003. A decision with respect to this motion has not yet been rendered by the Bankruptcy Court.

Fleming has not yet announced any other plans to reject or affirm leases. While operating in bankruptcy, Fleming may decide to reject other leases, including leases at other Heritage-leased locations. Heritage is not currently revising its estimates with respect to the impact of Fleming's bankruptcy filing on its 2003 earnings and FFO per share until a hearing on Fleming's motion is held and additional information as to Fleming's plans with respect to its other store locations becomes available.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.
Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol "HTG". Heritage acquires, owns, manages, leases and redevelops primarily grocer-anchored neighborhood and community shopping centers in the Eastern and Midwestern United States. As of December 31, 2002, the Company had a portfolio of 152 shopping centers, located in 26 states and totaling approximately 30 million square feet of total gross leasable area, of which 25.9 million square feet is company-owned gross leasable area. Our shopping center portfolio was approximately 93% leased as of December 31, 2002.

Heritage is headquartered in Boston, Massachusetts and has 14 regional offices located in the Eastern and Midwestern United States.

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The

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forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include financial performance and operations of our shopping centers and tenants, real estate conditions, future bankruptcies of our tenants, execution of shopping center redevelopment programs, our ability to finance our operations, successful completion of renovations, completion of pending acquisitions, availability of additional acquisitions, changes in economic, business, competitive market and regulatory conditions, acts of terrorism or war and other risks detailed from time to time in filings with the Securities and Exchange Commission. The forward-looking statements contained herein represent the Company's judgment as of the date of this press release, and the Company cautions readers not to place undue reliance on such statements.